UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
 Exchange Act of 1934

May 5, 2015
 Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer St.
Stamford, Connecticut 06926-0700
 (Address of principal executive offices)

(203) 356-5000
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On May 5, 2015, Pitney Bowes Inc., a Delaware corporation (“Pitney Bowes”), and Borderfree, Inc., a Delaware corporation (“Borderfree”), announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 5, 2015, by and between Pitney Bowes, BrickBreaker Acquisition Corp. and Borderfree.  A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

The information required by Item 1.01, including a copy of the Merger Agreement, will be filed in a separate Current Report on Form 8-K.

Additional Information

The tender offer for the outstanding common stock of Borderfree has not yet commenced. This communication is for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell shares of Borderfree common stock. At the time the tender offer is commenced, Pitney Bowes will file a tender offer statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents with the Securities and Exchange Commission (the “SEC”), and Borderfree will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC.  Borderfree’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the tender offer and the associated transactions that are filed with the SEC, carefully and in their entirety when they become available, and as they may be amended from time to time, because they will contain important information about the tender offer that Borderfree’s stockholders should consider prior to making any decisions with respect to the tender offer. Once filed, stockholders of Borderfree will be able to obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov, by directing a request to Pitney Bowes, Investor Relations, 203-351-6349 or e-mail: investorrelations@pb.com.

Forward-Looking Statements

This communication contains statements that are forward-looking. We want to caution readers that any forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 may change based on various factors. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate”, “target”, “project”, “plan”, “believe”, “expect”, “anticipate”, “intend” and similar expressions may identify such forward-looking statements. Such forward-looking statements include the anticipated changes in the business environment in which Pitney Bowes operates and in Pitney Bowes’ future operating results relating to the potential benefits of a transaction with Borderfree and the ability of Pitney Bowes to complete the acquisition of Borderfree, including the parties’ ability to satisfy the conditions to the transaction set forth in the definitive agreement for the transaction. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the associated transactions; the possibility that various conditions to the consummation of the transaction may not be satisfied or waived; the possibility that competing offers or acquisition proposals will be made; the effects of disruption from the transaction on the respective businesses of Pitney Bowes and Borderfree; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; and the fact that the announcement and pendency of the transaction may make it more difficult to establish or maintain relationships with employees, customers and other business partners; other risks and uncertainties pertaining to the business of Pitney Bowes and Borderfree detailed in their respective filings with the SEC from time to time.

Forward-looking statements in this document should be evaluated together with the many uncertainties that affect the businesses of Pitney Bowes and Borderfree, in their respective 2014 Annual Reports on Form 10-K and in their other reports with the SEC. The reader is cautioned not to rely unduly on these forward-looking statements. Pitney Bowes expressly disclaims any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01. EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release of Pitney Bowes Inc. dated May 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Amy C. Corn
Name: Amy C. Corn
Title: Vice President, Secretary and Chief Governance Officer
Date: May 5, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release of Pitney Bowes Inc. dated May 5, 2015.